Exhibit 10.45

EXECUTION COPY

OMNIBUS AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, SALE

AGREEMENTS, PERFORMANCE GUARANTY AGREEMENT AND

INTERCREDITOR AGREEMENT

OMNIBUS AMENDMENT, dated as of November 24, 2009 (this “Amendment”), to (i) the Receivables Purchase Agreement, dated as of September 8, 2009, (as amended by the Post Closing Agreement dated September 8, 2009, and the First Amendment to Receivables Purchase Agreement dated November 12, 2009, the “Receivables Purchase Agreement”), (ii) the Sale Agreements, each dated September 8, 2009 (iii) the Performance Guaranty, dated September 8, 2009 and (iv) the Intercreditor Agreement, dated September 8, 2009, by and among JDER LIMITED, as the seller (the “Seller”), JOHNSONDIVERSEY UK LIMITED, as an originator and a servicer (“JDI UK”), JOHNSONDIVERSEY FRANCE S.A.S., as an originator and a servicer (“JDI France”), JOHNSONDIVERSEY ESPAÑA S.L., as an originator and a servicer (“JDI Spain”), HANNOVER FUNDING COMPANY LLC, as the purchaser (the “Purchaser”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, as agent (the “Agent”), and acknowledged and agreed to by JOHNSONDIVERSEY, INC., as performance guarantor (the “Performance Guarantor”), CITICORP USA, INC., as original senior credit agent under the Intercreditor Agreement (the “Original Senior Credit Agent”) and CITIBANK, N.A., as administrative agent under the Intercreditor Agreement (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Receivables Purchase Agreement.

R E C I T A L S

WHEREAS, the Seller, JDI UK, JDI France, JDI Spain, the Purchaser and the Agent are parties to the Receivables Purchase Agreement;

WHEREAS, the Seller is party to (i) a Sale Agreement with JDI UK, (ii) a Sale Agreement with JDI France and (iii) a Sale Agreement with JDI Spain and the Agent;

WHEREAS, JohnsonDiversey, Inc., as Performance Guarantor, guarantees the performance by each of JDI UK, JDI France and JDI Spain of their obligations under the Receivables Purchase Agreement (and the other Transaction Documents) pursuant to the Performance Guaranty;

WHEREAS, each of JDI France, JDI UK, JDI Spain, the Seller, the Agent, the Purchaser and the Original Senior Credit Agent is party to the Intercreditor Agreement;

WHEREAS, JohnsonDiversey, Inc. has entered into a Credit Agreement, dated as of the date hereof, among JohnsonDiversey, Inc., JohnsonDiversey Holdings II B.V., JohnsonDiversey Canada, Inc., JohnsonDiversey Holdings, Inc., Citibank, N.A., as Administrative Agent, and various lenders, issuers and borrowers party thereto;

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement, pursuant to and in accordance with Section 5.1 of the Receivables Purchase Agreement, to comport with the terms of the Credit Agreement;

WHEREAS, the relevant parties to each Sale Agreement desire to amend such Sale Agreement, pursuant to and in accordance with the terms of such Sale Agreement, to decrease the time period required for each Originator to notify the Agent of the first change to such Originator’s name;

WHEREAS, the Performance Guarantor and the Agent desire to amend the Performance Guaranty, pursuant to and in accordance with Section 17 of the Performance Guaranty, to comport with the terms of the Credit Agreement; and

WHEREAS, the Agent, the Purchaser, JDI France, JDI Spain, JDI UK, the Seller and the Original Senior Credit Agent desire to amend the Intercreditor Agreement, pursuant to and in accordance with Section 2.9 of the Intercreditor Agreement, to transfer all of the rights, duties and obligations of the Original Senior Credit Agent to the Administrative Agent, and otherwise amend the Intercreditor Agreement to comport with the terms of the Credit Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS TO THE AGREEMENTS.

Except as otherwise indicated below, all amendments to the Receivables Purchase Agreement, each Sale Agreement, the Performance Guaranty and the Intercreditor Agreement (each, individually, an “Agreement” and collectively, the “Agreements”) shall be effective as of the date hereof.

I. Amendments to the Receivables Purchase Agreement

(a) The defined terms “Affiliate,” “Change of Control,” “Credit Agreement,” “Debt,” and “Employee Shareholders” are hereby deleted in their entirety from Exhibit I of the Receivables Purchase Agreement.

(b) The following defined terms are hereby added to Exhibit I of the Receivables Purchase Agreement:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however that for purposes of the definition of “CD&R Group”, the requirement in clause (a) above shall require the power, directly or indirectly, to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person. In the case of the Seller and any Originator, “Affiliate” shall include any Person that is a Subsidiary of Holdings, but shall not include any Person that directly or indirectly is in control of Holdings unless such Person is generally identified by JDI or Holdings as being a unit that is part of the “Commercial Markets Group” (as distinguished from the “Consumer Group”) of the Persons owned in whole or in part by members of the Johnson Family Group.

“CD&R” means Clayton, Dubilier & Rice, Inc. and any successor in interest thereto.

“CD&R Group” means (a) CD&R, (b) any of Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P., CD&R Associates VIII, Ltd., CDR Jaguar Investor Company, LLC, CDR F&F Jaguar Investor, LLC and their respective successors in interest, (c) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle, and (d) any limited or general partners of, or other investors in, any entity described in (b) above or any Affiliate thereof, or any such investment fund or vehicle.

“Change of Control” means the occurrence of any of the following events: (i)(x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of less than 35% of the total voting power of all outstanding Voting Stock of the Relevant Parent Entity and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner”, directly or indirectly, of more than 35% of the total voting power of all outstanding Voting Stock of the Relevant Parent Entity, (ii) the Continuing Directors shall cease to constitute a majority of the members of the board of directors of the Company, (iii) the Relevant Parent Entity shall cease to own and control 100% of the Stock (other than the Consumer Share (as defined in the Credit Agreement)) of the Company and (iv) a “Change of Control” (or any comparable term), as defined in the Senior Note Indenture or in any financing documentation relating to any Ratio Indebtedness with an aggregate outstanding principal amount exceeding $45,000,000 shall occur. As used herein, the term “Relevant Parent Entity” means (i) Holdings so long as Holdings is not a Subsidiary of a Parent Entity, and (ii) any Parent Entity so long as Holdings is a Wholly-Owned Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity.

Notwithstanding anything in this definition to the contrary, “Change of Control” shall not be construed to permit any transaction otherwise prohibited within the terms described in the following paragraph:

Except in connection with a Permitted Acquisition, Permitted Reorganization Transaction or a Permitted Intercompany Merger, neither Holdings nor the Company shall, or shall permit any of their respective Subsidiaries to, (a) merge or amalgamate with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, or (e) create any Subsidiary unless, after giving effect thereto, such Subsidiary is a Wholly Owned Subsidiary, JDI is in compliance with Sections 7.11 and 7.12 of the Credit Agreement and the JDI Investment in such Subsidiary is permitted under Section 8.3(e) of the Credit Agreement; provided however that (i) in the case of clauses (a), (b), (c) and (d) above the JDI Investment qualifies as a Permitted Intercompany Transaction (with any merger, amalgamation or consolidation treated as an acquisition by the surviving or successor (by amalgamation or otherwise) Diversey Entity for purposes of such qualification), (ii) the Euro Term Borrower (as defined in the Credit Agreement) shall not be merged or consolidated into any other entity and no other Revolving Credit Borrower (as defined in the Credit Agreement) shall be merged or consolidated into the Euro Term Borrower and (iii) Holdings may be merged or consolidated or amalgamated with or into a Parent Entity; provided that (a) no Default or Event of Default (each as defined in the Credit Agreement) is continuing or would result therefrom, (b) if Holdings is not the surviving entity, (i) such Parent Entity undertakes all of the obligations of Holdings under the Loan Documents (as defined in the Credit Agreement), in each case on terms and conditions satisfactory to the Administrative Agent, (ii) such Parent Entity becomes a Domestic Loan Party (as defined in the Credit Agreement), enters into a Guaranty (as defined in the Credit Agreement) and pledges its assets and secures such Guaranty on the same basis as Holdings and (iii) such Parent Entity delivers legal opinions and such other documents as reasonably requested by the Administrative Agent with respect to the foregoing (and thereafter, such Parent Entity shall be deemed to be Holdings for all purposes of this Agreement and the other Loan Documents).

“Continuing Directors” shall mean the directors (or managers) of Holdings on November 24, 2009, after giving effect to the transactions contemplated by the Credit Agreement, and each other director (or manager), if, in each case, such other directors’ or managers’ nomination for election to the board of directors (or board of managers) of Holdings is endorsed by a majority of the then-existing Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings.

“Credit Agreement” means the Credit Agreement dated as of November 24, 2009, among JDI, JohnsonDiversey Holdings II B.V., JohnsonDiversey Canada, Inc., Diversey Holdings, Inc., Citibank, N.A., as Administrative Agent, and various lenders, issuers and borrowers party thereto, without giving effect to any subsequent amendment, amendment and restatement, supplement or other modification thereto (except as expressly permitted in the Agreement or a Sale Agreement, as applicable).

“Debt” means of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) the capitalized amount of all obligations of such Person or any of its Subsidiaries under any lease (or other arrangement conveying the right to use) of property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person (prepared in conformity with GAAP), as determined on a consolidated basis in conformity with GAAP, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Debt of such Person is being determined in respect of Hedging Agreements of such Person, (j) all Debt of the type referred to above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness and (k) all obligations of such Person under any transaction or series of related transactions that effect the securitization of accounts, payment intangibles or other cash flow streams of a Person.

“Diversey Entity” means each of Holdings, JDI and each of their respective Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934.

“Guaranty Obligation” means, as applied to any Person, (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by JDI in good faith.

“JDI Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any security issued by, (ii) a beneficial interest in any security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation (as defined in the Credit Agreement) incurred by such Person in respect of indebtedness of any other Person.

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of JDI or any of its Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holdings.

“Parent Entity” means any Person of which Holdings becomes a direct or indirect Wholly-Owned Subsidiary after the Closing Date that is designated by the Company as a “Parent Entity,” provided that (i) immediately before Holdings first becomes a Subsidiary of such Person, such Person is a direct or indirect Wholly-Owned Subsidiary of Holdings, and Holdings becomes a Subsidiary of such Person pursuant to a merger of another Subsidiary with Holdings in which the Voting Stock of Holdings is exchanged for or converted into Voting Stock of such surviving Person (or the right to receive such Voting Stock), (ii) immediately after Holdings first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Holdings or a Parent Entity of Holdings immediately prior to Holdings first becoming such Subsidiary, or (iii) immediately after

Holdings first becomes a Wholly-Owned Subsidiary of such Person, Permitted Holders own the requisite percentage of the Voting Stock of such Person as is necessary to ensure that a Change of Control has not taken place.

“Permitted Acquisition” shall have the meaning given thereto in the Credit Agreement.

“Permitted Holders” means (a) any member of the CD&R Group (in the case of any limited partners of, or other investors in, the CD&R Group, for purposes of the definition of “Change of Control”, the beneficial ownership of the Voting Stock of Holdings or any Parent Entity of such limited partner or other investor shall be limited to the extent of any Voting Stock of Holdings or such Parent Entity, or any interest therein, held by such Person that such Person shall have received by way of a dividend or distribution from a member of the CD&R Group); (b) any member of the Johnson Family Group; (c) any Management Investors; and (d) any Person acting in the capacity of an underwriter in connection with a public or private offering of Stock of Holdings or any of its Subsidiaries or of any Parent Entity; provided, that any such underwriter shall cease to be a Permitted Holder on the date that is forty-five (45) days after the effective date of such public or private offering.

“Permitted Intercompany Merger” shall have the meaning given thereto in the Credit Agreement.

“Permitted Intercompany Transaction” shall have the meaning given thereto in the Credit Agreement.

“Permitted Reorganization Transaction” shall have the meaning given thereto in the Credit Agreement.

“Ratio Indebtedness” means any senior notes, other senior debt securities, or other senior indebtedness of any term borrower under the Credit Agreement, or any subordinated notes, other subordinated debt securities or other subordinated indebtedness subordinated in right of payment to the Obligations (as such term is defined in the Credit Agreement).

“Revolving Credit Termination Date” shall have the meaning given thereto in the Credit Agreement.

“Senior Note Indenture” means the Indenture, dated as of November 24, 2009, between JDI, the subsidiary guarantors party thereto and Wilmington Trust, as Trustee, governing the Senior Notes.

“Senior Notes” means the 8.375% Senior Notes due 2019 issued by JDI governed by the terms of the Senior Note Indenture in a maximum aggregate amount of $400,000,000.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means any Subsidiary of JDI, all of the Stock of which (other than director’s qualifying shares or such other de minimus portion thereof to the extent required by law) is owned by JDI, either directly or indirectly through one or more Wholly Owned Subsidiaries.

II. Amendments to the Sale Agreements

(a) Section 5.4(c) of the Sale Agreement between the Seller and JDI UK is hereby amended by adding the following sentence after the first sentence of such section:

“Notwithstanding the terms of the preceding sentence, in the case of the first name change of the Originator, timely notice of such change may be provided to the Assignee with a copy to the Agent with at least fifteen (15) days’ written notice prior to making such change.”

(b) Section Fifth, clause 3 of the Sale Agreement between the Seller, JDI Spain and the Agent is hereby amended by adding the following sentence after the first sentence of such section:

“Notwithstanding the terms of the preceding sentence, in the case of the first name change of the Spanish Originator, timely notice of such change may be provided to JDER Limited with a copy to the Agent with at least fifteen (15) days’ written notice prior to making such change.”

(c) Section 6.4(c) of the Sale Agreement between the Seller and JDI France is hereby amended by adding the following sentence after the first sentence of such section:

“Notwithstanding the terms of the preceding sentence, in the case of the first name change of the French Originator, timely notice of such change may be provided to the Assignee with a copy to the Agent with at least fifteen (15) days’ written notice prior to making such change.”

III. Amendment to the Performance Guaranty

(a) Section 6.7 of the Performance Guaranty is hereby deleted in its entirety and replaced with the following:

“6.7 Financial Covenants. The Guarantor shall comply with Sections 5.1, 5.2 and 5.3 of the Credit Agreement (as defined in the Receivables Purchase Agreement). For the purpose of this Section 6.7, the parties agree that no effect shall be given to the first paragraph of Article V of the Credit Agreement.”

IV. Amendments to the Intercreditor Agreement

(a) All references to the term “Senior Credit Agent” are hereby deleted in their entirety and replaced with the term “Administrative Agent”.

(b) All references to the term “Citicorp USA, Inc.” are hereby deleted in their entirety and replaced with the term “Citibank, N.A.”.

(c) All references to the term “Secured Creditors” are hereby deleted in their entirety and replaced with the term “Secured Parties”.

(d) The defined terms “Senior Credit Agent,” “Borrower,” and “Secured Party” are hereby deleted in their entirety from the Intercreditor Agreement.

(e) The following defined terms are hereby added to the Intercreditor Agreement

“Administrative Agent” means Citibank, N.A., in its capacity as the administrative agent under the Senior Credit Agreement, and in addition shall include the then acting administrative agent and collateral agent for the Lenders (or if there is more than one administrative agent and collateral agent under the Senior Credit Agreement, a majority of them) and any successor thereto exercising substantially the same rights and powers, or if there is no acting administrative agent and collateral agent under the Senior Credit Agreement, the Requisite Lenders (as defined in the Senior Credit Agreement).

“Borrower” means any of the Borrowers, as such term is defined in the Senior Credit Agreement.

“Secured Party” means any of the Secured Parties, as such term is defined in the Senior Credit Agreement.

“Senior Credit Agreement” means the Credit Agreement dated as of November 24, 2009, among JohnsonDiversey, Inc., JohnsonDiversey Holdings II B.V., JohnsonDiversey Canada, Inc., JohnsonDiversey Holdings, Inc., Citibank, N.A., as Administrative Agent, and various Lenders, issuers and Borrowers party thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto and any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, refunded or replaced (as any such other agreements may from time to time at the option of the parties thereto be amended, amended and restated, supplemented, renewed or otherwise modified).

SECTION 2. WAIVER AND CONSENT

In connection with this Amendment, the Agent hereby expressly (i) waives receipt of an opinion from counsel to JDI in respect of an absence of conflict between the Seller’s and each Originator’s activities and the terms of the Credit Agreement (to the extent, if any, that such opinion could be deemed required under Exhibit II (1)(f)(iii) of the Receivables Purchase Agreement in light of the new terms of the Credit Agreement), (ii) waives the occurrence of a Termination Event under clause (u) of Exhibit V of the Receivables Purchase Agreement (with respect to a Change of Control) in connection with the execution by the relevant parties of the Credit Agreement (as defined in clause (I)(b) above), and (iii) consents to the revised financial covenants of JDI referenced in Sections 5.1, 5.2 and 5.3 of the Credit Agreement and Section 6.7 of the Performance Guaranty (as amended herein).

SECTION 3. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (a) the execution and delivery to the Purchaser of counterparts of this Amendment and (b) the payment by the Seller to the Purchaser of all costs and expenses incurred by the Purchaser in connection with this Amendment (including the fees and disbursements of counsel to the Purchaser).

SECTION 4. REPRESENTATIONS.

Each of the Seller, JDI UK, JDI France and JDI Spain represents and warrants as of the date hereof that each of the representations and warranties made by such party in any Transaction Document is true and correct as of the date hereof, that no Termination Event has occurred and is continuing and no event or condition exists that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a Termination Event.

SECTION 5. AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED; REFERENCES TO AGREEMENTS.

Except as specifically amended hereby, all provisions of the Agreements shall remain in full force and effect. After this Amendment becomes effective, (i) all references to the “Credit Agreement” in the Receivables Purchase Agreement and the other Transaction Documents (other than the Intercreditor Agreement) shall be deemed to refer to the definition of “Credit Agreement” provided in clause (I)(b) above, (ii) all reference to the “Senior Credit Agreement” in the Intercreditor Agreement shall be deemed to refer to the definition of “Senior Credit Agreement” provided in clause IV(e) above, (iii) all references to each of the Agreements in the Receivables Purchase Agreement and the other Transaction Documents shall be deemed to refer to such Agreement as amended herein. In each of the Agreements, as applicable, phrases such as the “Agreement,” “hereof,” “herein,” or words of similar effect referring to such Agreement shall be deemed to mean such Agreement as amended hereby. This Amendment shall not constitute a novation of any of the Agreements, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of any Agreement other than as expressly set forth herein.

SECTION 6. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(d) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(e) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	JDER LIMITED

	By:	/s/ Cliona O’Faolain
Name: Cliona O’Faolain Title: Director

JDI UK	JOHNSONDIVERSEY UK LIMITED, as an Originator and a Servicer

	By:	/s/ David C. Quast
Name: David C. Quast Title: Director

JDI France	JOHNSONDIVERSEY FRANCE S.A.S., as an Originator and a Servicer

	By:	/s/ David C. Quast
Name: David C. Quast Title: President

JDI Spain	JOHNSONDIVERSEY ESPAÑA, S.L., as an Originator and a Servicer

	By:	/s/ Ignacio Barrera Alvarez
Name: Ignacio Barrera Alvarez Title: Attorney

THE AGENT:	NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent

	By:	/s/ Anthony Brown
Name: Anthony Brown Title: Director

	By:	/s/ John McDermott
Name: John McDermott Title: Director

THE PURCHASER:	HANNOVER FUNDING COMPANY LLC, as Purchaser

	By:	/s/ Damian Perez
Name: Damian Perez Title: Vice-President

ACKNOWLEDGED AND AGREED:

JOHNSONDIVERSEY, INC., as Performance Guarantor

By:	/s/ Lori P. Marin
Name:	Lori P. Marin
Title:	Vice President and Corporate Treasurer

ACKNOWLEDGED AND AGREED:

CITIBANK, N.A., as Administrative Agent

By:	/s/ David Leland
Name:	David Leland
Title:	Vice President

ACKNOWLEDGED AND AGREED:

CITICORP USA, INC., as Original Senior Credit Agent

By:	/s/ David Leland
Name:	David Leland
Title:	Vice President